UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 AMENDMENT NO. 3 TO FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Greenwood Hall, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation or organization)
8742
(Primary Standard Industrial Classification Code Number)
99-0376273
(I.R.S. Employer Identification Number)
12424 Wilshire Blvd., Suite 1030 Los Angeles, CA 90025 Telephone: 424.268.3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Incorp Services, Inc. 2360 Corporate Circle Ste 400, Henderson, Nevada 89074 Telephone: 800.246.2677
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy of Communications To: DLA Piper LLP (US) 2000 Avenue of the Stars #400 Los Angeles, CA Telephone: 310.595.3000
From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)		Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock to be offered for resale by selling stockholders	5,673,980	$0.89	(3)	$5,049,842	$586.79	(4)

(1)	An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(3)	Based on the close price per share for the registrant’s common stock on July 1, 2015, as reported by the OTC Markets Group’s OTCQB.

(4)	$606.58 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 3 to our Registration Statement on Form S-1  amends Amendment No. 2 to our Registration Statement on Form S-1 filed on July 6, 2015.  This Amendment No. 3 is to amend Amendment No. 2 solely by amending and restating Exhibit 23.1 “Independent Registered Public Accounting Firm Consent.”  The Exhibit 23.1 attached to this Amendment No. 3 replaces the Exhibit 23.1 filed with Amendment No. 2 in its entirety.

Exhibit

Exhibit No.	Description
2.1	Merger Agreement and Plan of Reorganization, dated as of July 22, 2014, by and among Greenwood Hall, Inc., Greenwood Hall Acquisition, Inc. and PCS Link, Inc. d/b/a Greenwood & Hall.*
2.2	Articles of Merger with Divio Holdings, Corp and Greenwood Hall, Inc., as filed with the Nevada Secretary of State effective July 1, 2014.*
3.1(i)	Articles of Incorporation of Greenwood Hall, Inc. previously known as Divio Holdings, Corp. as filed with the Nevada Secretary of State.*
3.1(ii)	Certificate of Change of Greenwood Hall, Inc. previously Divio Holdings Corp.*
3.2	Bylaws of Greenwood Hall, Inc. (Nevada).*
4.1	Form of Investor Warrant by and between Greenwood Hall, Inc. and the investors in the Primary Financing.*
4.2	Warrant dated as of July 23, 2014, issued by Greenwood Hall, Inc. to Opus Bank .*
4.3	Return to Treasury Agreement.*
4.4	Form of Registration Rights Agreement, dated as of June 30, 2014, by and between Greenwood Hall, Inc. and the investors in the Private Placement Financing.*
5.1	Opinion of Fennemore Craig, P.C. LLP (US)*
10.1	Form of Subscription Agreement, by and between Greenwood Hall, Inc. and the investors in the Primary Financing.*
10.2	Employment Agreement by and between John Hall and Greenwood Hall, Inc.*
10.3	Greenwood Hall, Inc. 2014 Stock Option Plan.*
10.4	Form of Stock Option Award Agreement under the 2014 Stock Option Plan.*
10.5	Form of Indemnification Agreement.*
10.6	Business Loan Agreement, dated as of October 21, 2010, by and between PCS Link, Inc. d/b/a Greenwood & Hall and California United Bank as amended.*
10.7	Amended and Restated Credit Agreement, dated as of July 18, 2014, by and between Opus Bank, PCS Link, Inc. d/b/a Greenwood & Hall and Greenwood Hall, Inc.*
10.8	First Amendment, Waiver and Ratification dated as of December 12, 2014, of the Amended Credit Agreement and related term loan and line of credit, dated July 18, 2014, between PCS Link d/b/a/ Greenwood & Hall, Inc. and Opus Bank.*
23.1	Consent of Rose, Snyder & Jacobs LLP **
23.2	Consent of Fennemore Craig, P.C. LLP (US) (included in Exhibit 5.1)

*	Previously Filed

**	Filed Herewith

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENWOOD HALL, INC.

(Registrant)

By:	/s/ John Hall
Name:	John Hall
Title:	Chief Executive Officer
Date:	July 6, 2015

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Hall	Chief Executive Officer (Principal Executive Officer)	July 6, 2015
John Hall
/s/ Tina J. Gentile	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 6, 2015
Tina Gentile

*	Director	July 6, 2015
Lyle M. Green

*	Director	July 6, 2015
Jonathan Newcomb

*	Director	July 6, 2015
Mike Sims

*	Director	July 6, 2015
Matt Toledo

*	Director	July 6, 2015
Brett Johnson

* By:	/s/ John Hall
John Hall
Attorney-in-fact